Origin Materials, Inc. Reports Operating and Financial Results for Second Quarter 2024

– Announces Signed Customer Memorandum of Understanding For Over $100 Million of PET Caps –
– Reaffirms PET Cap Commercial Production on Track to Begin in Fourth Quarter 2024, With Caps Revenue Ramp-Up to Begin in First Quarter 2025 –
– Reaffirms Pathway to Profitability Requiring No Additional Equity Capital –
– Maintains 2024 Revenue and Net Cash Burn Guidance –

WEST SACRAMENTO, CA., August 14, 2024 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), a technology company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its second quarter ended June 30, 2024.

“Today we are announcing our first signed customer for Origin’s PET caps and closures,” said Rich Riley, Co-Chief Executive Officer of Origin. “We anticipate delivering multiple billions of caps to this customer over the next several years, which we expect will generate over $100 million in revenue in the initial two-year term, with revenue expected to begin in early 2025, ramping significantly in 2026. Therefore, to fulfill demand for this MOU as well as anticipated demand from other customers, we expect to build capacity well beyond our initial system purchases, which we previously announced as having expected capacity to generate between $45 million and $65 million in annual revenue. Concurrently, we are negotiating potential licensing agreements. We anticipate that licensing our technology, in addition to selling caps that we produce with our world-class manufacturing partners, will drive explosive growth for our PET caps business. This will further catalyze the revolution in recycling circularity and product performance that we are bringing to beverage packaging, food packaging, and home goods. Our first commercial-scale mass production system is on track to start producing PET caps later this year, with caps revenue ramp-up to begin in the first quarter of 2025. During July, in Germany and Switzerland we tested all manufacturing line subsystems at full-speed and we are pleased with the system’s performance. We also crossed the threshold of 1,000,000 caps produced to date, which puts us well on our way to launching this highly strategic business. With over $130 million in cash and a path to profitability through near-term businesses led by caps and closures, we are positioned to vigorously grow our business and cultivate our broader technology platform in the quarters and years ahead with a strong IP moat and a highly innovative and creative team.”

Riley added: “Highlights from the quarter include announcing a European PET cap mass production partnership with Bachmann Group, a respected Swiss packaging production and logistics company. Bachmann Group will assist in the end-to-end operation and automation of our PET cap mass production lines, helping us produce billions of caps by taking pellet or flake, including recycled material, all the way to finished closures using Origin equipment. We also announced a North American PET cap mass production partnership with Reed City Group, a full-scale injection mold builder, injection molder, hydraulic press maker, and automation solutions company. Regarding our biomass conversion technology, we continue to grow the long-term value of the Origin platform by engaging potential strategic partners around scale-up, delivering product samples, and engaging in market development activities which we expect will generate meaningful results. We couldn’t be more excited about where we stand today in our journey to make the world’s materials better performing and more sustainable.”

Company Second Quarter and Recent Business Highlights
Origin Materials reported quarterly revenue of $7.0 million generated by the Company’s supply chain activation program. The Company also made significant progress in commercializing its caps and closures business. Recent progress includes:

▪Today we are announcing our first signed caps customer memorandum of understanding (“MOU”). We are reaffirming that caps commercial-scale production is on track to begin during the fourth quarter this year, with revenue generation expected to begin ramp-up during the first quarter of 2025. The MOU totals billions of PET caps and is expected to generate over $100 million in revenue during the initial two-year term, with revenue expected to begin in early 2025, ramping significantly in 2026. We expect to build capacity well beyond our initial system purchases, which we previously announced as having expected capacity to generate between $45 million and $65 million in annual revenue. Concurrently, we are negotiating potential licensing agreements. We expect additional customers alongside this initial agreement and we plan to announce them as appropriate, taking into consideration context such as the timing of prospective customer product launches involving our caps and our customers’ related marketing activities.
▪This quarter we achieved multiple manufacturing milestones. We have produced over one million caps to date. For our first commercial manufacturing line, we ran each subsystem at full speed with the system operating as expected including industry standard high-speed camera systems. And we validated QA/QC indicators that operators can use to assess quality, such as stable cap weight and dimensions.
▪We announced a European PET cap mass production partnership with Bachmann Group, a leading packaging production and logistics company. Bachmann Group, based in Switzerland, is a more than 50-year-old group of companies with deep expertise in packaging production, quality assurance, and logistics, experienced with high-volume, sophisticated products like coffee capsules requiring high-precision manufacturing.
▪We announced a North American PET cap mass production partnership with Reed City Group, a full-scale injection mold builder, injection molder, hydraulic press maker, and automation solutions company. Origin and Reed City Group will operate commercial production lines in Reed City Group's Michigan facilities.
▪We unveiled engineering and design innovations in the manufacturing of our tethered PET caps, the world’s first tethered caps made with PET. These tethered caps are a breakthrough in circularity, designed to improve cap collection rates for recycling, and offer an excellent user experience while enabling leading brands to respond to the EU Single-Use Plastics Directive. The directive requires that caps remain connected to beverage containers in the EU and went into effect in July 2024.

We continue to perform development work related to our biomass conversion technology. Origin 1, our plant in Sarnia, Ontario, Canada, continues to support market development activities. Multiple Origin partners are engaged in development work using our materials including crystallized CMF and carbonized HTC. For Origin 2, we continue to engage customers as part of our asset light strategy for further biomass conversion technology scale up, with timelines and economic forecasts to depend on the partner and deal structure, which can explore a range of scenarios and locations including Geismar, Louisiana and Asia brownfield scenarios. We are exploring a variety of plant designs, evaluating potential sites, and performing joint development work including testing and optimizing various feedstocks to generate data that could influence our scale-up strategy, with updates to be provided as appropriate.

Results for Second Quarter 2024
Cash, cash equivalents and marketable securities were $132.1 million as of June 30, 2024.
Revenue for the second quarter was $7.0 million compared to $6.9 million in the prior-year period, driven mostly by our supply chain revenue.

Operating expenses for the second quarter were $18.5 million compared to $14.4 million in the prior-year period, an increase of $4.1 million consisting primarily of $2.7 million increase in general and administrative expenses and $2.5 million increase in depreciation expenses driven by Origin 1 coming online during the fourth quarter of 2023, partially offset by $1.0 million decrease in research and development expenses. A significant portion of costs incurred during the second quarter of 2023 were capitalized as part of the development of Origin 1 and the costs to operate and maintain the plant are included in general and administrative expenses in 2024.

Net loss was $19.5 million for the second quarter compared to $6.5 million in the prior-year period.

Adjusted EBITDA loss was $12.9 million for the second quarter compared to $11.7 million in the prior-year period.
Shares outstanding as of June 30, 2024 were 147.2 million including 4.5 million shares that are subject to forfeiture based on share price performance targets previously disclosed in our filings, of which 1.5 million of the 4.5 million shares were forfeited as of June 30, 2024 and will reduce the overall outstanding number of shares by 1.5 million once the shares are returned to the company.

For a reconciliation of non-GAAP figures to the applicable GAAP figures, please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release.

Full Year 2024 Outlook
Based on current business conditions, business trends and other factors, the Company is maintaining the following guidance for 2024 revenue and net cash burn:

•Revenue of $25 million to $35 million.
•Net cash burn between $55 million and $65 million.

These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on August 14, 2024, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s quarterly update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing +1-877-300-8521 (domestic) or +1-412-317-6026 (international). A telephonic replay will be available approximately three hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10190691. The replay will be available until 11:59 p.m. Eastern Time on August 21, 2024.

About Origin Materials, Inc.
Origin is a leading technology company with a mission to enable the world’s transition to sustainable materials. Our innovations include PET caps and closures that bring recycling circularity and enhanced performance to a ~$65 billion market, specialty materials, and our patented biomass conversion platform that transforms carbon into sustainable materials for a wide range of end products addressing a ~$1 trillion market. Origin’s technology, economics, and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, (v) change in fair value of derivative, (vi) change in fair value of common stock warrants liability, (vii) change in fair value of earnout liability, (viii) other expenses (income), net and (ix) income tax expenses.

The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

For more information on Adjusted EBITDA, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

The Company is unable to reconcile forward-looking net cash burn information provided in this press release to the increase or decrease in cash, cash equivalents, and restricted cash, the most closely comparable U.S. GAAP financial measures, without unreasonable efforts. Net cash burn is defined as the decrease in cash, cash equivalents, and restricted cash adjusted for purchases, sales and gains or losses on marketable securities. The information necessary to prepare the reconciliations are not available on a forward-looking basis and cannot be accurately predicted. These include, among other things, gains or losses on marketable securities, which are inherently unpredictable. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, anticipated 2024 revenue generation and cash burn, anticipated customer demand, recycling circularity and performance benefits of the caps and closures, revenue potential, near-term revenue potential of caps and closures, including anticipated caps revenue ramp-up to begin in the first quarter of 2025, pace and anticipated timing of bringing caps and closures manufacturing systems online, anticipated revenue generated from such systems, ability to enter into licensing agreements for the caps and closures technology, when Origin’s caps and cap features, including tethers, will be available or will comply with current or future regulatory requirements in the EU and elsewhere, estimated total addressable market, anticipated benefits of and demand for Origin’s potential products, continued interest from and engagement with partners with respect to Origin 2 and scale-up of Origin’s biomass conversion technology, anticipated performance of biomass conversion technology and platform, ability to convert the MOU into revenue, commercial and operating plans, product development plans and announcements of such plans, and anticipated growth and projected financial information. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of Russia’s military intervention in Ukraine, the impact of severe weather events, and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) on August 14, 2024, under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$55,684	$75,502
Marketable securities	76,461	82,761
Accounts receivable and unbilled receivable, net of allowance for credit losses of $730 and $0, respectively	15,460	16,128
Other receivables	4,554	3,449
Inventory	1,057	912
Prepaid expenses and other current assets	8,172	8,360
Total current assets	161,388	187,112
Property, plant, and equipment, net	233,561	243,118
Operating lease right-of-use asset	4,184	4,468
Intangible assets, net	97	121
Deferred tax assets	1,073	1,261
Other long-term assets	30,679	25,754
Total assets	$430,982	$461,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,849	$1,858
Accrued expenses	3,349	7,689
Operating lease liabilities, current	305	367
Notes payable, short-term	5,303	1,730
Other liabilities, current	1,085	918
Derivative liability	—	300
Total current liabilities	11,891	12,862
Earnout liability	1,243	1,783
Canadian Government Research and Development Program liability	15,133	7,348
Common stock warrants liability	1,969	1,341
Notes payable, long-term	3,459	3,459
Operating lease liabilities	4,043	4,207
Other liabilities, long-term	2,606	8,327
Total liabilities	40,344	39,327
STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 147,210,338 and 145,706,531, issued and outstanding as of June 30, 2024 and December 31, 2023, respectively (including 4,500,000 Sponsor Vesting Shares)	15	15
Additional paid-in capital	388,412	382,854
Retained earnings	12,158	45,570
Accumulated other comprehensive loss	(9,947)	(5,932)
Total stockholders’ equity	390,638	422,507
Total liabilities and stockholders’ equity	$430,982	$461,834

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Revenues:
Products	$7,033	$6,892	$13,855	$7,871
Services	—	6	3	731
Total revenues	7,033	6,898	13,858	8,602
Cost of revenues (exclusive of depreciation and amortization shown separately below)	6,826	6,814	13,513	7,774
Operating expenses
Research and development	4,392	5,396	10,211	10,471
General and administrative	11,259	8,619	21,264	16,275
Depreciation and amortization	2,813	347	5,124	635
Total operating expenses	18,464	14,362	36,599	27,381
Loss from operations	(18,257)	(14,278)	(36,254)	(26,553)
Other income (expenses)
Interest income	1,838	2,426	3,702	5,440
Interest expense	(110)	(2)	(227)	(2)
(Loss) gain in fair value of derivatives	(16)	(266)	280	494
(Loss) gain in fair value of common stock warrants liability	(1,277)	(2,143)	(628)	4,623
(Loss) gain in fair value of earnout liability	(978)	7,508	540	20,380
Other (expenses) income, net	(645)	420	(653)	(948)
Total other (expenses) income, net	(1,188)	7,943	3,014	29,987
(Loss) income before income tax expenses	(19,445)	(6,335)	(33,240)	3,434
Income tax expenses	(54)	(129)	(172)	(129)
Net (loss) income	$(19,499)	$(6,464)	$(33,412)	$3,305
Other comprehensive (loss) income
Unrealized gain on marketable securities	$950	$1,504	$1,520	$2,914
Foreign currency translation adjustment	(1,691)	3,272	(5,535)	3,392
Total other comprehensive (loss) income	(741)	4,776	(4,015)	6,306
Total comprehensive (loss) income	$(20,240)	$(1,688)	$(37,427)	$9,611
Net (loss) income per share, basic	$(0.14)	$(0.05)	$(0.23)	$0.02
Net (loss) income per share, diluted	$(0.14)	$(0.05)	$(0.23)	$0.02
Weighted-average common shares outstanding, basic	143,004,474	139,265,248	142,398,476	139,154,557
Weighted-average common shares outstanding, diluted	143,004,474	139,265,248	142,398,476	143,039,435

ORIGIN MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
Cash flows from operating activities
Net (loss) income	$(33,412)	$3,305
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	5,124	635
Provision for bad debts	730	—
Amortization on right-of-use asset	280	301
Stock-based compensation	5,317	4,651
Loss (gain), net on disposal of property, plant, and equipment	24	—
Realized (gain) loss on marketable securities	(64)	706
Amortization of premium and discount of marketable securities, net	(24)	285
Change in fair value of derivative	(280)	(494)
Change in fair value of common stock warrants liability	628	(4,623)
Change in fair value of earnout liability	(540)	(20,380)
Deferred tax benefits	150	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,168)	(9,748)
Inventory	(145)	(346)
Prepaid expenses and other current assets	168	72
Other long-term assets	(4,925)	(12,144)
Accounts payable	418	2,111
Accrued expenses	(3,256)	49
Operating lease liability	(221)	(354)
Other liabilities, current	(478)	347
Other liabilities, long-term	(23)	(7)
Net cash used in operating activities	(31,697)	(35,634)
Cash flows from investing activities
Purchases of property, plant, and equipment	(2,575)	(72,284)
Purchases of marketable securities	(826,682)	(2,499,506)
Sales of marketable securities	805,285	2,462,950
Maturities of marketable securities	26,177	101,792
Net cash provided by (used in) investing activities	2,205	(7,048)
Cash flows from financing activities
Payment of notes payable	(1,532)	—
Proceeds from Canadian Government Research and Development Program	8,097	—
Proceeds from exercise of stock options	241	55
Net cash provided by financing activities	6,806	55
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	2,868	292
Net decrease in cash and cash equivalents, and restricted cash	(19,818)	(42,335)
Cash and cash equivalents, and restricted cash, beginning of the period	75,502	108,348
Cash and cash equivalents, and restricted cash, end of the period	$55,684	$66,013

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net (loss) income	$(19,499)	$(6,464)	$(33,412)	$3,305
Stock-based compensation	2,536	2,405	5,317	4,651
Depreciation and amortization	2,813	347	5,124	635
Interest income	(1,838)	(2,426)	(3,702)	(5,440)
Interest expense	110	2	227	2
Loss (gain) in fair value of derivatives	16	266	(280)	(494)
Loss (gain) in fair value of common stock warrants liability	1,277	2,143	628	(4,623)
Loss (gain) in fair value of earnout liability	978	(7,508)	(540)	(20,380)
Other expenses (income), net	645	(420)	653	948
Income tax expenses	54	—	172	—
Adjusted EBITDA	$(12,908)	$(11,655)	$(25,813)	$(21,396)